Exhibit 99.2

DISCONTINUED OPERATIONS

On November 6, 2020, the Company entered into an Omnibus Separation Agreement with Earth Property Holdings LLC (EPH), a related party, whereby the Company, in effect transferred a segment of its business and the related assets and liabilities to EPH.

ASC 205-20 “Discontinued Operations” establishes that the disposal or abandonment of a component of an entity or a group of components of an entity should be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. As a result, the component’s results of operations have been reclassified as discontinued operations on a retrospective basis for all periods presented. Accordingly, the assets and liabilities of this component are separately reported as “assets and liabilities held for disposal” as of December 31, 2019 and June 30, 2020. The results of operations of this component, for all periods, are separately reported as “discontinued operations”.

A reconciliation of the major classes of line items constituting the loss from discontinued operations, net of income taxes as is presented in the Consolidated Statements of Operations for the period ended June 30, 2020, and the year ended December 31, 2019 are summarized below:

	For the six months ended	For the twelve months ended
	June 30,	December 31,
	2020	2019

REVENUES
Revenues	$-	$250,000

OPERATING EXPENSES
Payroll and related expenses	49,182	84,986
Professional fees	173,561	362,522
General and administrative	64,942	39,317
Research and development expenses	110,000	-
Total Operating Expenses	397,684	486,825

LOSS FROM OPERATIONS	(397,684)	(236,825)

OTHER INCOME (EXPENSE)
Financing costs including interest	(278,161)	(540,877)
Change in fair value of convertible bridge notes	(323,185)	1,057,877
Loss on equity method investment	-	(21,588)
Total Other Income (Expense)	(601,346)	495,412

Income (Loss) from continuing operations before income taxes	(999,030)	258,587
Income taxes	-	-
Loss from continuing operations	(999,030)	258,587
Loss from discontinued operations	(311,015)	(940,566)

NET LOSS	(1,310,046)	(681,979)

PREFERRED STOCK
Series A convertible contractual dividends	(17,292)	(36,000)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,327,338)	$(717,979)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS: BASIC AND DILUTED
Continuing operations	$(0.02)	$0
Discontinued operations	$(0.01)	$(0.02)
	$(0.02)	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING: BASIC AND DILUTED	56,555,471	51,997,460

A reconciliation of the major classes of line items constituting the discontinued operations in the Consolidated Balance Sheets as of June 30, 2020, and December 31, 2019 are summarized below:

	June 30,	December 31,
	2020	2019

ASSETS

CURRENT ASSETS
Cash	$19,601	$478
Prepaid expenses and other assets	-	7,665
TOTAL CURRENT ASSETS	19,601	8,143

TOTAL ASSETS	$19,601	$8,143

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$125,060	$47,240
Notes payable - convertible	60,000	-
Paycheck Protection Program Loan	142,942	-
Debentures	165,000	165,000
Convertible bridge notes, at fair value	3,074,000	2,473,000
Liabilities held for disposal	1,517,217	1,147,634
TOTAL CURRENT LIABILITIES	5,084,219	3,832,874

TOTAL LIABILITIES	5,084,219	3,832,874

Redeemable convertible preferred stock - Series A; $0.0001 par value, 1,500 designated Series A, 600 shares issued and outstanding (liquidation preference of $765,896)	765,896	748,604

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized, 56,997,460 and 51,997,460 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	5,699	5,199
Additional paid-in capital	6,527,209	6,470,676
Deferred stock-based compensation	(4,167)	-
Accumulated deficit	(12,359,255)	(11,049,210)
TOTAL STOCKHOLDERS’ DEFICIT	(5,830,514)	(4,573,335)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$19,601	$8,143

The following tables presents (1) the reconciliation of carrying amounts of major classes of assets and liabilities of the Company classified as discontinued operations in the consolidated balance sheet at June 30, 2020 and December 31, 2019; and (2) a summary of accrued salaries to the Company’s former CEO and former President for the period ended June 30, 2020 and the year ended December 31, 2019:

	June 30,	December 31,
	2020	2019
Carrying amounts of major classes of liabilities included as part of liabilities held for disposal
Accounts payable and accrued expenses	$212,894	$193,708
Accrued payroll and related expenses	160,254	-
Accrued bonus	150,000	150,000
Accrued interest - related parties	42,896	15,426
Notes payable - related parties	951,173	788,500
Total liabilities included in the liabilities held for disposal	$1,517,217	$1,147,634

Accrued payroll and related expenses	Chairman/CEO	President
January 1, 2019, balance	$-	$-
Accrued payroll	-	-
December 31, 2019, balance	-	-
Accrued payroll	106,095	54,159
June 30, 2020, balance	$106,095	$54,159